SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                         -------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported) December 19, 1997
                                                        -----------------


                         Bio-Imaging Technologies, Inc.
                         ------------------------------
               (Exact Name of Registrant as Specified in Charter)


        Delaware                    1-11182                     11-2872047
--------------------------------------------------------------------------------
     (State or Other       (Commission File Number)        (IRS Employer
       Jurisdiction                                     Identification No.)
    of Incorporation)


830 Bear Tavern Road, West Trenton, New Jersey                  08628-1020
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                         (Zip Code)


                                 (609) 883-2000
                        --------------------------------
                             (Registrant's telephone
                          number, including area code)



           ------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

          Item 5. Other Events.
                  ------------

Corporate Restructuring
-----------------------

     On December 19, 1997, the Company announced a comprehensive corporate restructuring. In the last year, the Company had pursued a diversification strategy intended to expand the business beyond its traditional clinical trials service business, which included the establishment of two new divisions in October 1996 - the Marketing Information Services Division ("MISD") and the Data Management and Information Systems Division ("DMISD"). The MISD and DMISD have not met the Company's expectations and the Company believes that its resources are better focused on its core business. Accordingly, effective immediately, the Company will cease the separate operation and funding of the MISD and DMISD.

Management Changes
------------------

     On December 19, 1997, Donald W. Lohin and Dr. James J. Conklin resigned from their positions on the Board of Directors and as officers and employees of the Company. Immediately prior to the resignations, Donald W. Lohin was the Company's Chairman, President and Chief Executive Officer. Dr. James J. Conklin was Chairman Emeritus and Chief Scientific Officer of the Company. The Company expects that Dr. Conklin will continue to be available to the Company on a consulting basis.

     The Company named Mark L. Weinstein as interim Chief Executive Officer.

     In connection with the corporate restructuring announced on December 19, 1997, Anthony P. Nowicki is no longer an officer and employee of the Company. Mr. Nowicki was the Senior Vice President and General Manager of the MISD.

                                   SIGNATURES
                                   ----------


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          Bio-Imaging Technologies, Inc.



                                          By: /s/Robert J. Phillips
                                             -----------------------------------
                                              Robert J. Phillips, Vice President
                                              and Chief Financial Officer
                                              (Principal Financial and
                                              Accounting Officer)


Date: December 24, 1997